Command Center Consummates Merger with Hire Quest

July 16, 2019

Combination Creates Meaningful Scale and Reinforces Leadership Position; Combined Company to Transition to a Fully Franchised Model

Command Center, Inc. (Nasdaq: CCNI), a national provider of on-demand and temporary staffing solutions, today announced the closing of its merger agreement (“Merger Agreement”) with Hire Quest Holdings, LLC, operating as Trojan Labor and Acrux Staffing, a privately held provider of blue collar, light industrial and administrative staffing, in an all-stock transaction.

Under terms of the agreement, Hire Quest has been merged with a subsidiary of Command Center. The combined company will continue to operate under the Command Center name immediately following the merger, although in the future the combined organization may be renamed HireQuest, Inc. following notice and necessary filings. As approved by shareholders in the Company’s annual shareholder meeting on July 10, Command Center has issued 9,837,336 shares of the Company’s common stock to Hire Quest’s security holders, representing approximately 68% of the Company’s outstanding stock. Rick Hermanns, Chief Executive Officer of Hire Quest Holdings, LLC, has more than 28 years’ experience in the temporary labor and staffing industry and will serve as Chief Executive Officer of the combined entity. Mr. Hermanns will beneficially own approximately 40% of the Company. Subsequent to the closing of this transaction and prior to the completion of its current outstanding Tender, the Company had 14,466,667 common shares issued and outstanding.

Mr. Hermanns commented, “This is an exciting new day for Hire Quest and its franchise owners, as well as for Command Center, its customers, employees, and shareholders. This combination creates a strong organization with a national footprint and the financial resources to lead the industry. The increased reach of our operations will aid our ability to effectively compete for major national accounts, helping drive customer diversity and sustainable growth across the network.”

Rimmy Malhotra, Chairman of Command Center, commented, “We thank our shareholders for their patience as the Board of Directors searched for the optimal path forward. We believe this combination represents an exciting new trajectory for us and now look forward to integrating the two companies.”

D.A. Davidson served as the investment banker and advisor to Command Center. Raymond James served as the investment banker and advisor to Hire Quest. In addition, BB&T has provided Command Center and its subsidiaries with a $30 million credit facility. Additional details about the facility will be included in a filing on Form 8-K with the SEC.

Important Cautions Regarding Forward-Looking Statements

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks, including, but not limited to, national, regional and local economic conditions, the availability of workers’ compensation insurance coverage, the availability of capital and suitable financing for the company’s activities, the ability to attract, develop and retain qualified store managers and other personnel, product and service demand and acceptance, changes in technology, the impact of competition and pricing, government regulation, and other risks set forth in our most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”), copies of which are available on our website at www.commandonline.com and the SEC website at www.sec.gov. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts

Company Contact:
Command Center, Inc.
Cory Smith, CFO
(866) 464-5844
Email: cory.smith@commandonline.com

Investor Relations Contact:
Hayden IR
Brett Maas
646-536-7331
Email: brett@haydenir.com